HARNEYS
British Virgin Islands lawyers
Exhibit 5.1
Harney Westwood & Riegels
Craigmuir Chambers
PO Box 71, Road Town
Tortola VG1110, British Virgin Islands
Tel: +1 284 494 2233
Fax: +1 284 494 3547
www.harneys.com
Your Ref
Our Ref 037708.0002/JAD
December 3, 2007
Doc ID
LA-#208544-v2-Deswell2007_
S-8_Registration_Statement.DOC
BY AIRMAIL

Deswell Industries, Inc.
17B, Edificio Comercial Rodrigues
599 Avenida da Praia Grande
Macao
Dear Sirs
Deswell Industries Inc. (the “Company”)
Registration Statement on Form S-8
1.	We are lawyers qualified to practise in the British Virgin Islands and have been asked to advise in connection with the Company’s preparation of a Registration Statement (the “Registration Statement”) on Form S-8 under the United States Securities Act of 1933, as amended (the “Securities Act”), registering 400,000 shares of the Company (the “Shares”) issuable upon exercise of options granted and to be granted under the Company’s 2003 Stock Option Plan, as amended 17 August 2007 (the “Plan”).
2.	For the purpose of this opinion, we have examined the following documents and records:
(a)	a copy of the executed Plan;

(b)	a copy of the Memorandum and Articles of Association and Certificate of Incorporation of the Company obtained from the British Virgin Islands Registry of Corporate Affairs on 3 December 2007;

(c)	unanimous written resolutions of the directors of the Company dated 17 August 2007 approving the amendment of the Plan and reservation for issuance of the Shares under the Plan (the “Board Resolutions”);

(d)	information revealed by our searches of:

(i)	the records and information certified by Harneys Corporate Services Limited, the registered agent of the Company, on 3 December 2007 of the statutory documents and records maintained by the Company at its registered office;

(ii)	the public records of the Company on file and available for inspection at the Registry of Corporate Affairs, Road Town, Tortola, British Virgin Islands on 3 December 2007; and

(iii)	the records of proceedings on file with, and available for inspection on 3 December 2007 at the High Court of Justice, British Virgin Islands,
(the “Searches”).
The above are the only documents or records we have examined and the only enquiries we have carried out. In particular we have made no enquiries as to matters of fact other than the Searches.
3.	For the purposes of this opinion we have assumed without further enquiry:
(a)	the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies and the authenticity of such originals;

(b)	the genuineness of all signatures and seals;

(c)	the accuracy and completeness of all corporate minutes, resolutions, certificates and records which we have seen;

(d)	that the information indicated by the Searches is and remains true and correct;

(e)	the accuracy of any and all representations of fact expressed in or implied by the documents we have examined; and

(f)	that the Board Resolutions remain in full force and effect.
4.	Based on the foregoing, and subject to the qualifications expressed below, our opinion is as follows:
(a)	Existence and Good Standing. The Company is a company duly registered with limited liability for an unlimited duration under the BVI Business Companies Act (No 16 of 2004), and is validly existing and in good standing under the laws of the British Virgin Islands. It is a separate legal entity and is subject to suit in its own name.

(b)	Due Issuance. The Shares, when issued pursuant to the exercise of options under the Plan and the payment of the purchase price therefor in full in cash in accordance with the terms of issuance of such Shares, will be duly and validly issued, fully paid and non-assessable shares issued by the Company.
5.	This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the British Virgin Islands as they are in force and applied by the British Virgin Islands courts at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction. We express no opinion as to matters of fact.
6.	This opinion is rendered for the benefit of the addressee and the benefit of its legal counsel (in that capacity only) in connection with the transactions contemplated by the first paragraph only. It may not be disclosed to or relied on by any other party or for any other purpose but we hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act.
Yours faithfully
HARNEY WESTWOOD & RIEGELS

/s/ Harney Westwood & Riegels